Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Great Northern Iron Ore Properties of our report dated January 31, 1997, included in the 1996 Annual Report to Certificate Holders of Great Northern Iron Ore Properties.




                                                    /s/ Ernst & Young LLP



Minneapolis, Minnesota
January 31, 1997